As filed with the Securities and Exchange Commission on December 26, 2002

Registration No. _________

U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTUIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of Principal Executive Offices)

Intuit Inc. 2002 Equity Incentive Plan
Intuit Inc. 1996 Employee Stock Purchase Plan
Intuit Inc. 1996 Directors Stock Option Plan
(Full title of the Plan)

Virginia R. Coles, Esq.
Assistant General Counsel and Assistant Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share	price	registration fee

Common Stock, $0.01 par value	6,100,000 (1)	$48.15(2)	$293,715,000(2)	$27,022(3)

(1)	Represents 4,850,000 shares available for awards under Registrant’s 2002 Equity Incentive Plan, 1,100,000 shares available for awards under Registrant’s 1996 Employee Stock Purchase Plan, and 150,000 shares available for awards under Registrant’s 1996 Directors Stock Option Plan approved by stockholders on December 12, 2002.

(2)	The offering price information is estimated as of December 20, 2002, pursuant to Rules 457(c) and 457(h), under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 5. NAMED EXPERTS; INTERESTS OF NAMED COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.01
EXHIBIT 4.03
EXHIBIT 4.04
EXHIBIT 4.07
EXHIBIT 5.01
EXHIBIT 23.02

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to:

     (a)  4,850,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 2002 Equity Incentive Plan (the “Equity Incentive Plan”). On January 25, 2002 the Registrant filed an initial Form S-8 Registration Statement (file No. 333-81446) to register 9,900,000 shares reserved for issuance under the Equity Incentive Plan. The contents of such Registration Statement are incorporated herein by reference, except as set forth below.

     (b)  1,100,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 1996 Employee Stock Purchase Plan (the “ESP Plan”). On November 26, 1996, the Registrant filed an initial Form S-8 Registration Statement (file No. 333-16829) to register 900,000 shares of Common Stock reserved for issuance under the ESP Plan. On January 30, 1998, the Registrant filed a Form S-8 Registration Statement (file No. 333-45285) to register an additional 600,000 shares of Common Stock reserved for issuance under the ESP Plan. On January 25, 1999, the Registrant filed a Form S-8 Registration Statement (file No. 333-71103) to register an additional 900,000 shares of Common Stock reserved for issuance under the ESP Plan. On December 12, 1999, the Registrant filed a Form S-8 Registration Statement (file No. 333-92513) to register an additional 400,000 shares of Common Stock reserved for issuance under the ESP Plan. On December 12, 2000, the Registrant filed a Form S-8 Registration Statement (file No. 333-51692) to register an additional 400,000 shares of Common Stock reserved for issuance under the ESP Plan. On January 24, 2002, the Registrant filed a Form S-8 Registration Statement (file No. 333-81328 to register an additional 600,000 shares of Common Stock reserved for issuance under the ESP Plan. (All share amounts have been adjusted to reflect stock splits.) The contents of such Registration Statements are incorporated herein by reference, except as set forth below.

     (c)  150,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 1996 Directors Stock Option Plan (the “Directors Plan”). On November 26, 1996, the Registrant filed an initial Form S-8 Registration Statement (file No. 333-16829) to register 360,000 shares of Common Stock reserved for issuance under the Directors Plan. On January 30, 1998, the Registrant filed a Form S-8 Registration Statement (file No. 333-45277) to register an additional 135,000 shares of Common Stock reserved for issuance under the Directors Plan. On January 25, 1999, the Registrant filed a Form S-8 Registration Statement (file No. 333-71101) to register an additional 90,000 shares of Common Stock reserved for issuance under the Directors Plan. On December 10, 1999, the Registrant filed a Form S-8 Registration Statement (file No. 333-92515) to register an additional 100,000 shares of Common Stock reserved for issuance under the Directors Plan. On December 12, 2000, the Registrant filed a Form S-8 Registration Statement (file No. 333-51698) to register an additional 125,000 shares of Common Stock reserved for issuance under the Directors Plan. On January 24, 2002, the Registrant filed a Form S-8 Registration Statement (file No. 333-81324 to register an additional 90,000 shares of Common Stock reserved for issuance under the Directors Plan. (All share amounts have been adjusted to reflect stock splits.) The contents of such Registration Statements are incorporated herein by reference, except as set forth below.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant incorporates into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report or prospectus referred to in (a) above.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5. NAMED EXPERTS; INTERESTS OF NAMED COUNSEL

     Ernst & Young LLP, independent auditors, have audited the Registrant’s consolidated financial statements and schedule appearing in the Registrant’s Annual Report on Form 10-K for the year ended July 31, 2002, as set forth in their report, which is incorporated into this Registration Statement by reference. The Registrant is incorporating such consolidated financial statements and schedule into this Registration Statement by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Registrant by Virginia R. Coles, Esq., Assistant General Counsel and Assistant Secretary of the Registrant. Ms. Coles is an employee of the Registrant. As of December 16, 2002, Ms. Coles held 1,498 shares of Intuit’s common stock and held options to purchase 46,315 shares of Common Stock (of which 35,491 shares are exercisable within the next 60 days).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Registrant provide that:

•	Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of Intuit) at Registrant’s request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;

•	Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•	Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);

•	the rights conferred in the Bylaws are not exclusive, and Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and

•	Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     Registrant’s policy is to enter into indemnity agreements with each of its and its subsidiaries’ directors and officers. The agreements provide that Registrant will indemnify its directors and officers under Section 145 of the Delaware General Corporation Law and the Bylaws. In addition, the indemnity agreements provide that Registrant will advance expenses (including attorney’s fees) and settlement amounts paid or incurred by the directors and officers in any action or proceeding, including any derivative action by or in the right of Registrant, on account of their services as directors or officers of Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of Registrant. Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by Registrant’s Board of Directors or brought to enforce a right to indemnification under the Indemnity Agreement, Registrant’s Bylaws or any statute or law. Under the agreements, Registrant is not obligated to indemnify the indemnified party:

•	for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous;

•	for any amounts paid in settlement of a proceeding unless Registrant consents to such settlement;

•	with respect to any proceeding brought by Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous;

•	on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws;

•	on account of the indemnified party’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; or

•	if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between Registrant and its directors and officers, may be sufficiently broad to permit indemnification of Registrant’s officers and directors for liabilities arising under the Securities Act of 1933.

     The indemnity agreements with Registrant’s officers and directors require Registrant to maintain director and officer liability insurance to the extent reasonably available. Registrant currently maintains a director and officer liability insurance policy.

ITEM 8. EXHIBITS.

Incorporated By Reference

Filed with this
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed

4.01	Intuit Inc. 2002 Equity Incentive Plan, as amended through December 12, 2002	X
4.02	Form of Stock Option Grant Agreement for use under the 2002 Equity Incentive Plan		S-8	333-81446	01/25/02
4.03	Intuit Inc. 1996 Employee Stock Purchase Plan, as amended through December 12, 2002	X
4.04	Intuit Inc. 1996 Directors Stock Option Plan, as amended through December 12, 2002	X
4.05	Form of Committee Stock Option Grant Agreement for use under the 1996 Directors Stock Option Plan		S-8	333-81324	01/24/02
4.06	Form of Initial Stock Option Grant Agreement for use under the 1996 Directors Stock Option Plan		S-8	333-81324	01/24/02
4.07	Form of Annual Stock Option Grant Agreement for use under the 1996 Directors Stock Option Plan	X
4.08	Registrant’s Restated Certificate of Incorporation, dated January 19, 2000		10-Q	—	06/14/00
4.09	Second Amended and Restated Rights Agreement, dated October 15, 1999		S-8	333-92503	12/10/99
4.10	Registrant’s Bylaws, as amended and restated effective May 1, 2002		10-Q	—	05/31/02
4.11	Form of Specimen Stock Certificate for Intuit’s Common Stock		10-K	—	09/25/02
4.12	Form of Rights Certificate for Series B Junior Participating Preferred Stock		S-8	333-92503	12/10/99
5.01	Opinion of Counsel	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Ernst & Young LLP, Independent Auditors	X
24.01	Power of Attorney (see page 7)	X

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered by this Registration Statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 26, 2002.

INTUIT INC.

By:	/s/ Stephen M. Bennett
Stephen M. Bennett President and Chief Executive Officer

POWER OF ATTORNEY

     By signing this Form S-8 below, I hereby appoint each of Stephen M. Bennett and Raymond G. Stern as my true and lawful attorneys-in-fact and agents, in my name, place and stead, to sign any and all amendments (including post-effective amendments) to this Form S-8 registration statement on my behalf, and to file this Form S-8 registration statement (including all exhibits and other documents related to the Form S-8 registration statement) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to (1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:

Chief Executive Officer,
/s/ Stephen M. Bennett Stephen M. Bennett	President and Director	December 26, 2002

Principal Financial Officer and Principal Accounting Officer:

Senior Vice President
/s/ Greg J. Santora Greg J. Santora	And Chief Financial Officer	December 26, 2002

Additional Directors:

/s/ Christopher W. Brody Christopher W. Brody	Director	December 26, 2002

/s/ William V. Campbell William V. Campbell	Director	December 26, 2002

/s/ Scott D. Cook Scott D. Cook	Director	December 26, 2002

/s/ L. John Doerr L. John Doerr	Director	December 26, 2002

/s/ Donna L. Dubinsky Donna L. Dubinsky	Director	December 26, 2002

/s/ Michael R. Hallman Michael R. Hallman	Director	December 26, 2002

Stratton D. Sclavos	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.01	Intuit Inc. 2002 Equity Incentive Plan, as amended through December 12, 2002
4.03	Intuit Inc. 1996 Employee Stock Purchase Plan, as amended through December 12, 2002
4.04	Intuit Inc. 1996 Directors Stock Option Plan, as amended through December 12, 2002
4.07	Form of Annual Stock Option Grant Agreement for use under the 1996 Directors Stock Option Plan
5.01	Opinion of Counsel
23.01	Consent of Counsel (included in Exhibit 5.01)
23.02	Consent of Ernst & Young LLP, Independent Auditors
24.01	Power of Attorney (see page 7)